UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2019

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:

(480) 333-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01Entry into a Material Definitive Agreement.

Additional Convertible Note Issuance

On August 23, 2019, Insight Enterprises, Inc. (the “Company” or “Insight”) issued $50 million additional aggregate principal amount (the “Additional Notes”) of its 0.750% convertible senior notes due 2025 (the “Notes”) pursuant to the exercise in full of the previously announced option the Company granted to the initial purchasers of the Notes. The Additional Notes were sold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company does not intend to file a shelf registration statement for the resale of the Additional Notes or any common stock issuable upon conversion of the Additional Notes.

The Notes (including the Additional Notes) were issued pursuant to an indenture, dated as of August 15, 2019 (the “Indenture”), among the Company, Insight Direct USA, Inc., a wholly owned subsidiary of Insight (the “Guarantor”), and U.S. Bank National Association. The Company issued $300 million aggregate principal amount of Notes on August 15, 2019, which was previously disclosed on a Current Report on Form 8-K which the Company filed with the Securities and Exchange Commission on August 15, 2019 (the “Prior 8-K”).

Call Spread Transactions Related to the Additional Notes

On August 21, 2019, Insight entered into additional convertible note hedge and warrant transactions (the “Additional Call Spread Transactions”) in connection with the issuance of the Additional Notes, with each of JP Morgan Chase Bank, National Association, Wells Fargo Bank, National Association, Bank of America, N.A. and BNP Paribas (the “Call Spread Counterparties”).

The Additional Call Spread Transactions with the Call Spread Counterparties are in addition to the convertible note hedge and warrant transactions entered into with the Call Spread Counterparties on August 12, 2019 (the “Base Call Spread Transactions”), which were previously disclosed in the Prior 8-K.

The additional convertible note hedge transactions entered into as part of the Additional Call Spread Transactions, together with the convertible note hedge transactions entered into as part of the Base Call Spread Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Company’s previously issued Notes, the number of shares of Insight’s common stock underlying the Notes. Concurrently with entering into the convertible note hedge transactions as part of the Additional Call Spread Transactions, Insight entered into warrant transactions with the Call Spread Counterparties whereby Insight sold to the Call Spread Counterparties warrants to purchase, subject to customary anti-dilution adjustments, up to the same number of shares of Insight’s common stock. The initial strike price of the warrant transactions is $103.12 per share (subject to adjustment), which represents a 100% premium over $51.56 per share, the last reported sale price of Insight’s common stock on August 12, 2019 (the pricing date of the Notes offering) on The Nasdaq Global Select Market.

The additional convertible note hedge transactions, together with the convertible note hedge transactions entered into as part of the Base Call Spread Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of the Notes and/or offset any cash payments Insight is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of Insight’s common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. However, the additional warrant transactions, together with the warrant transactions entered into as part of the Base Call Spread Transactions, could separately have a dilutive effect to the extent that the market price per share of Insight’s common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants.

The description of the Additional Call Spread Transactions is qualified in its entirety by reference to the full text of the confirmations of the Additional Call Spread Transactions, the forms of which are filed in the Prior 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: August 23, 2019	By:	/s/ Glynis A. Bryan
Glynis A. Bryan
Chief Financial Officer